NeoStem Provides Updates, Reports Results for Third Quarter and Upcoming November Company Presentations

NEW YORK , Nov. 11, 2011 /PRNewswire/ --NeoStem, Inc. (NYSE Amex: NBS) ("NeoStem" or the "Company"), an international biopharmaceutical company with a focus on cell based therapeutics development, today reported third quarter results and recent progress in its business.

NeoStem reported its unaudited results for the three and nine months ended September 30, 2011 . Revenues for the three and nine months ended September 30, 2011 were $17.8 million and $55.9 million compared to $16.5 million and $51.7 million for the same periods in 2010.

Erye's sales for the quarter were lower than the same period last year due to a strategic decision in the China pharmaceutical business to reduce lower margin API products in order to increase capacity for higher margin products.  In addition, foreign currency exchange rate changes have had a positive impact on sales. The migration of manufacturing operations from the predecessor plant to the new state-of-the-art facility has been substantially completed, making the company more competitive in the marketplace.

Net losses attributable to our controlling interests were $7.5 million , or $0.08 per share (including $1.5 million of non-cash equity-based compensation and $2.2 million of depreciation and amortization), and $28.8 million or $0.35 per share (including $8.2 million of non-cash equity-based compensation and $6.8 million of depreciation and amortization) for the three and nine months ended September 30, 2011 , respectively.  Net losses attributable to our controlling interests were $7.1 million , or $0.13 per share (including $5.3 million of non-cash equity-based compensation and $1.8 million of depreciation and amortization), and $17.3 million , or $0.36 per share (including $7.4 million of non-cash equity-based compensation and $2.6 million of depreciation and amortization) for the three and nine months ended September 30, 2010 , respectively. Please refer to our recently filed 10Q for a complete discussion about results of operations.

The Company invested $5.5 million in capital expenditures during the first nine months of 2011, primarily related to the construction of a new pharmaceutical manufacturing facility for its majority-owned subsidiary, Suzhou Erye Pharmaceutical Co., Ltd. ("Erye").

As of September 30, 2011 , the Company had cash, cash equivalents and restricted cash of $18.1 million (note: $5 million of the $18 million is classified in Other Assets).

NeoStem believes that the opportunities that exist today in cell therapy are robust and growing within a persistently difficult financial environment, making this an opportunistic time to monetize the Company's 51% ownership of Erye and bolster its cell therapy business.  In June 2011 , the Company engaged a financial advisor to lead the effort to pursue the possible divesture of the Company's interest in Erye.  Marketing efforts are underway and have generated interest from both financial and strategic buyers.

NeoStem continues to grow, devoting resources to its cell therapy business, including manufacturing, therapeutic development, and related activities.  On October 17, 2011 the company consummated the acquisition of Amorcyte, Inc., taking ownership of a strong patent portfolio covering the use of hematopoietic stem cells for treatment of cardiac ischemia.  Amorcyte's lead product candidate, AMR-001, is entering a Phase 2 study for the treatment of acute myocardial infarction. Amorcyte is currently recruiting trial sites in connection with the launch of this Phase 2 clinical trial, which is expected to begin patient enrollment by the end of the first quarter of 2012.

NeoStem continues to advance the development of Athelos Corporation's (a NeoStem company, partnered with Becton, Dickinson and Company) immunology platform. The Company's novel T-cell technology represents an innovative approach to restoring immune balance with potential applications in GvHD, solid organ transplant and autoimmune diseases, such as asthma and diabetes. Multiple physician sponsored phase 1 studies are expected to report results that will be used to determine the next direction of clinical development.

NeoStem is also developing its pre-clinical assets, including its VSEL™ Technology platform for regenerative medicine, which NeoStem believes is an endogenous pluripotent non-embryonic cell that has the potential to change the paradigm of cell therapy as we know it today. These activities have received awards in excess of $2.5m , which funds support the work of prestigious researchers who are pioneering this science with NeoStem.

NeoStem management continues to increase the Company's visibility by attending scientific and investor conferences.  Upcoming events and presentations by members of the team include:

•
American Heart Association:  Scientific Sessions 2011, November 12 – 16 in Orlando, Florida .  Amorcyte's Scientific Advisory Board meeting will be held while members are in attendance at this meeting to discuss preparations for patient enrollment for the AMR-001 PreSERVE Phase 2 Trial, expected to begin by the end of the first quarter of 2012.

•	Brean Murray , Carret & Co. 2011 Life Sciences Summit, November 14 in New York City at the Grand Hyatt Hotel. NeoStem management will meet with investors to present the Company's story.

•	Lazard Capital Markets 8th Annual Conference, November 15 - 16 in New York City at the Pierre Hotel. NeoStem management will present to investors on Tuesday, November 15 at 4:00 PM .

•	WSR Small Cap Conference VII, November 15 - 16 in New York City at the Penn Club. NeoStem management will present on Tuesday, November 15 at 5:20 PM .

Additionally, from November 9 to 11 , NeoStem co-hosted the first International Vatican Adult Stem Cell Conference in Vatican City . Dr. Robin L. Smith , NeoStem's CEO said, "It was our honor to co-host this groundbreaking event which was the result of an unprecedented collaboration among the Pontifical Council for Culture, NeoStem and their respective foundations. The conference was attended by leaders in this field and provided a forum to create greater awareness of adult stem cells and their applications, explore the latest research and developments in the field, and to discuss implications for the future of culture, medicine, religion, and public policy. We believe this will lay a foundation for accelerating the education of society on the potential of adult stem cell therapies and to advance adult stem cell research while facilitating its safe transformation from the lab to the clinic."

About NeoStem, Inc.

NeoStem, Inc. ("NeoStem") is a leader in the development and manufacture of cell therapies. NeoStem has a strategic combination of revenues, including that which is derived from the contract manufacturing services performed by Progenitor Cell Therapy, LLC, a NeoStem company. That manufacturing base is one of the few cGMP facilities available for contracting in the burgeoning cell therapy industry, and it is the combination of PCT's core expertise in manufacturing and NeoStem's extensive research capabilities that positions the company as a leader in cell therapy development. Amorcyte, Inc., also a NeoStem company, is developing a cell therapy for the treatment of cardiovascular disease. Amorcyte's lead compound, AMR 001, represents NeoStem's most clinically advanced therapeutic, poised to commence enrollment in a Phase 2 trial for the preservation of heart function after a heart attack.  Athelos Corporation also a NeoStem company is developing a T-cell therapy for a range of autoimmune conditions with their partner Becton-Dickinson.  NeoStem's pre-clinical assets include its VSEL™ Technology platform for regenerative medicine, which NeoStem believes is an endogenous pluripotent non-embryonic cell that has the potential to change the paradigm of cell therapy as we know it today.

For more information on NeoStem, please visit www.neostem.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward looking statements include statements herein with respect to the successful execution of the Company's business and medical strategy, including with respect to the development of AMR-001 and other cell therapies and its divestiture of its interest in Erye Pharmaceutical Co., about which no assurance can be given. The Company's actual results could differ materially from those anticipated in these forward- looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the "Risk Factors" described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on September 16, 2011 and in the Company's periodic filings with the Securities and Exchange Commission. The Company's further development is highly dependent on future medical and research developments and market acceptance, which is outside its control.

For more information, please contact:

Trout Group	NeoStem, Inc.
Gitanjali Jain Ogawa, Vice President	Robin Smith, CEO
Phone: +1-646-378-2949	Phone: +1-212-584-4174
Email: gogawa@troutgroup.com	Email: rsmith@neostem.com